                                                           FOR IMMEDIATE RELEASE

                           ESSENTIAL INNOVATIONS WINS
               "RICHMOND 20TEN (THERMAL ENERGY NETWORK)" CONTRACT

BELLINGHAM, WA - (July 25, 2006) - Essential Innovations Technology Corp.
(OTCBB: ESIV), a United States-based Geoexchange Energy Service Company, has been awarded a contract by the city of Richmond, Vancouver, Canada, to provide a
Thermal Energy Network for the Richmond Oval. The project, a CAD $178-million speed skating facility, will be constructed for the 2010 Vancouver/Whistler
Olympics. ESIV will also provide a Thermal Energy Network for an adjacent
2,500-unit residential development project, the construction of which will coincide with the building of the Oval.

Under the terms of the agreement, Essential Innovations's wholly owned subsidiary, Earth Source Energy Inc., will be responsible for the design, finance and construction of the Thermal Energy Network infrastructure. Earth
Source Energy will also operate and maintain the system long-term. The Thermal
Energy Network will provide heating and cooling energy to the Richmond Oval and the adjoining development projects. The system will also be equipped to expand to other adjacent parcels in the future.

Lynn Mueller, vice president of Earth Source Energy, said: "Once completed, the
20TEN project will prevent the emission of 10,000 tons of CO2 per year. It will create a significant revenue stream for the City of Richmond while helping homeowners save money on their home heating and air conditioning bills. The first residential units should be ready for occupancy in 2008, with the final units completed and occupied by 2012." Earth Source Energy is partnering with
Innergex II Income Fund and its affiliate Innergex Power Income Trust (TSX:
IEF.UN) to provide the necessary funding to facilitate the installation of the infrastructure. The city of Richmond will be responsible for repayment of the funding through the revenue generated by the long-term operation of the Thermal
Energy Network.

Jason McDiarmid, president and CEO of Essential Innovations, said: "This project will constitute the most advanced, economically sustainable temperature geothermal energy utility in the world. It will result in a significant reduction in pollution, locally and globally, and set a benchmark for the city of Richmond, as well as Canada, in terms of environmental leadership. We believe the Richmond 20TEN project will be recognized as the model for future large-scale development projects around the world."

                                     -more-

About Essential Innovations Technology Corp.

Essential Innovations is a Geoexchange Energy Service Company that utilizes proprietary turnkey Geoexchange systems and solutions to deliver heating, cooling and dehumidification, as well as domestic hot water to residential, commercial and institutional applications. The Company's unique "one-stop-shop"
approach to Geoexchange technology applications incorporates all the requisite pockets of technological expertise required for "best-practices" design and implementation in one integrated package.

Essential Innovations currently has operations in the United States, Canada and
Hong Kong; exclusive distributors in Canada and Mexico; and exclusive and non-exclusive sales agents in Mexico, Hungary, China and Alaska. Additional information may be found at www.eitechcorp.com and www.earthsource.ca

Contacts:

Essential Innovations Technology Corp.            The Investor Relations Group
Jason McDiarmid                                   Katrine Winther-Olesen
Chief Executive Officer                           Investor Relations
Phone: 360-392-3902                               Phone: 212-825-3210

FORWARD-LOOKING STATEMENTS: This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States
Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Investors are cautioned that such forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, statements that do not describe historical facts and statements that include the word "believes," "anticipates,"
"expects," "plans," "intends," "designs," "projects" or similar language, as well as statements regarding consumer or marketplace acceptance of the Company's new or existing products; comments concerning marketing and consumer acceptance of proprietary products; the potential benefits of Essential Innovations'
products; initiatives undertaken by the Essential Innovations' divisions; the
Company's research, manufacturing and facilities expansion programs; and the
Company's growth, revenue, or projected earnings; all such statements which may or may not occur in the future. These forward-looking statements are made as of the date of this news release, and Essential Innovations Technology Corp.
assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our periodic reports filed from time to time with the Securities and Exchange
Commission.